EXHIBIT 10.41

NONQUALIFIED STOCK OPTION AWARD

PURSUANT TO THE TYSON FOODS, INC. 2000 STOCK INCENTIVE PLAN

THIS AWARD (the “Award”) is made as of the Grant Date by Tyson Foods, Inc., a Delaware corporation (the “Company”), to «First_name___________» «MI» «Last_name____________» (the “Optionee”) Personnel No.«Persno».

Upon and subject to the Terms and Conditions applicable hereto and incorporated herein by reference, the Company hereby awards as of the Grant Date to Optionee a nonqualified stock option (the “Option”), as described below, to purchase the Option Shares.

A.	Grant Date: __________________.

B.	Type of Option: Nonqualified Stock Option.

C.	Plan under which granted: Tyson Foods, Inc. 2000 Stock Incentive Plan (“Plan”).

D.	Option Shares: All or any part of «TXT_Options» shares of the Company’s $.10 par value Class A common stock (the “Common Stock”), subject to adjustment as provided in the Terms and Conditions.

E.	Exercise Price: $______ per share, subject to adjustment as provided in the Terms and Conditions.

F.	Option Period: The Option may be exercised only during the Option Period which commences on the Grant Date and ends, subject to earlier termination as provided in the Terms and Conditions, on the earliest of the following (a) the tenth (10th) anniversary of the Grant Date; (b) three months following the date the Optionee ceases to be an employee of the Company (including any Affiliate) for any reason other than death, Disability or, termination of employment without cause after attaining at least age 62; or (c) one year following the date the Optionee ceases to be an employee of the Company (including any Affiliate) due to death, Disability or, termination of employment without cause after attaining at least age 62; provided, however, that the Option may only be exercised as to the vested Option Shares determined pursuant to the Vesting Schedule below. Note that other restrictions to exercising the Option, as described in the Terms and Conditions, may apply.

G.	Vesting Schedule: The Option Shares shall become vested Option Shares in the increasing percentages indicated below but only if the Optionee remains continuously employed by the Company or any Affiliate through the date indicated beside the applicable percentage:

Percentage of Option Shares Which are Vested Shares	Dates Upon Which Shares Become Vested Shares
Zero (0) One-third (1/3) One-third (1/3) One-third (1/3)	Prior to First Anniversary of Grant Date First Anniversary of Grant Date Second Anniversary of Grant Date Third Anniversary of Grant Date

Notwithstanding the foregoing, all unvested Option Shares shall become vested Option Shares immediately upon the Optionee’s death, Disability or termination of employment without cause after attaining at least age 62. If Optionee is involuntarily terminated by the Company other than for Cause, all unvested Option Shares which have been granted and outstanding for at least two years will fully vest upon the Optionee’s execution of a Separation Agreement and General Release and such Options will be exercisable for a period of three months from Optionee’s termination date (but no later than the tenth anniversary of the Grant Date). Upon a Change in Control (defined in Section 5(b) of the Terms and Conditions), all unvested Option Shares granted under this Award, or any prior award of Option Shares from the Company to the Optionee, shall become vested Option Shares sixty (60) days after the Change in Control.

IN WITNESS WHEREOF, the Company has executed and sealed this Award as of the Grant Date set forth above.

TYSON FOODS, INC.:

By:
Title:	President and CEO

TERMS AND CONDITIONS TO THE

NONQUALIFIED STOCK OPTION AWARD

PURSUANT TO THE

TYSON FOODS, INC. 2000 STOCK INCENTIVE PLAN

1. Exercise of Option. Subject to the provisions of the Plan and the Award, which is made pursuant to the Plan, and subject also to these Terms and Conditions, which are incorporated in and made a part of the attached Award:

(a) The Option may be exercised with respect to all or any portion of the vested Option Shares at any time during the Option Period by the delivery to the Company, at its principal place of business, of (i) a notice of exercise in substantially the form required by the Committee (as defined in the Plan) (a form of which is available from the Company), which shall be actually delivered to the Company before the Optionee desires to exercise all or any portion of the Option; (ii) payment to the Company of the Exercise Price multiplied by the number of shares being purchased (the “Purchase Price”) in the manner provided in Subsection (b), and (iii) satisfaction of the tax withholding obligation described in Section 2 below.

(b) The Purchase Price shall be paid in full upon the exercise of an Option and no Option Shares shall be issued or delivered until full payment therefor has been made. Payment of the Purchase Price for all Option Shares purchased pursuant to the exercise of an Option shall be made in cash, certified check, or, alternatively, as follows:

(i) by delivery to the Company of a number of shares of Common Stock owned by the Optionee prior to the date of the Option’s exercise, having a Fair Market Value, as determined under the Plan, on the date of exercise either equal to the Purchase Price or in combination with cash to equal the Purchase Price;

(ii) subject to applicable securities laws, by receipt of the Purchase Price in cash from a broker, dealer or other “creditor” as defined by Regulation T issued by the Board of Governors of the Federal Reserve System following delivery by the Optionee to the Committee of instructions in a form acceptable to the Committee regarding delivery to such broker, dealer or other creditor of that number of Option Shares with respect to which the Option is exercised; or

(iii) by any combination of the foregoing.

Upon acceptance of such notice and receipt of payment in full of the Purchase Price and any tax withholding liability, the Company shall cause to be issued a certificate representing the Option Shares purchased.

2. Withholding. The Optionee must satisfy federal, state and local, if any, withholding taxes imposed by reason of the exercise of the Option either by paying to the Company the full amount of the withholding obligation (i) in cash; (ii) by tendering shares of Common Stock owned by the Optionee prior to the date of exercise having a Fair Market Value equal to the tax withholding obligation; (iii) by electing, irrevocably and in substantially the form required by the Committee (the “Withholding Election”), to have the smallest number of whole shares of Common Stock which, when multiplied by the Fair Market Value of the Common Stock as of the date the Option is exercised, is sufficient to satisfy the minimum required amount of tax withholding obligations; or (iv) by any combination of the above. Optionee may make a Withholding Election only if the following conditions are met:

(a) the Withholding Election is made on or prior to the date on which the amount of tax required to be withheld is determined by executing and delivering to the Company a properly completed Notice of Withholding Election in substantially the form required by the Committee (a form of which is available from the Company); and

(b) any Withholding Election will be irrevocable; however, the Committee may, in its sole discretion, disapprove and give no effect to the Withholding Election.

3. Rights as Shareholder. Until the stock certificates reflecting the Option Shares accruing to the Optionee upon exercise of the Option are issued to the Optionee, the Optionee shall have no rights as a shareholder with respect to such Option Shares. The Company shall make no adjustment for any dividends or distributions or other rights on or with respect to Option Shares for which the record date is prior to the issuance of that stock certificate, except as the Plan or this Award otherwise provides.

4. Restriction on Transfer of Option. Except as otherwise expressly permitted by the Committee in writing, the Option evidenced hereby is nontransferable other than by will or the laws of descent and distribution, and, shall be exercisable during the lifetime of the Optionee only by the Optionee (or in the event of his disability, by his legal representative) and after his death, by the Optionee’s designated beneficiary. If the Optionee fails to name a beneficiary, the Option may be exercised by the Optionee’s spouse, if the spouse survives the Optionee, otherwise, by the legal representative of the Optionee’s estate. If no legal representative is appointed, the Option may be exercised by the person entitled to that right under the laws of descent and distribution of the state where the Optionee resided at the time of death.

5. Changes in Capitalization.

(a) The number of Option Shares and the Exercise Price shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or combination of shares or the payment of a stock dividend (in excess of two percent (2%)) in shares of Common Stock to holders of outstanding shares of Common Stock or any other increase or decrease in the number of shares of Common Stock outstanding effected without receipt of consideration by the Company.

(b) If the Company shall be the surviving corporation in any merger, consolidation, reorganization or other change in the corporate structure of the Company or the Common Stock or in the event of an extraordinary dividend (including a spin-off), the Optionee shall be entitled to purchase or receive the number and class of securities to which a holder of the number of shares of Common Stock subject to the Option at the time of such transaction would have been entitled to receive as a result of such transaction, and a corresponding adjustment shall be made in the Exercise Price. Upon the occurrence of a Change in Control (defined below) all of the unvested Options granted hereunder will vest sixty (60) days after the Change in Control event occurs (unless vesting earlier pursuant to the terms of the Award). If the Optionee is terminated by the Company other than for egregious circumstances during such sixty (60) day period, all of the unvested Options granted hereunder will vest on the date of termination. For purposes of this Agreement, the term “Change in Control” shall have the same meaning as the term “Change in Control” as set forth in the Plan; provided, however, that a Change in Control shall not include any event as a result of which (i) Don Tyson; (ii) individuals related to Don Tyson by blood, marriage or adoption; and/or (iii) any entities (including, but not limited to, a partnership, corporation, trust or limited liability company) in which one or more individuals described in clauses (i) and (ii) hereof possess over fifty percent (50%) of the voting power or beneficial interests of such entities continue to possess, immediately after such event, over fifty percent (50%) of the voting power in the Company or, if applicable, successor entity. The Committee shall have the sole discretion to interpret the foregoing provisions of this paragraph.

(c) In lieu of any adjustment or permitted exercises of the Option contemplated by Subsection (b) above, the Committee retains the discretion in the event of any transaction contemplated by Subsection (b) to cancel the Option in consideration for a payment to the Optionee equal to the positive difference between the then aggregate Fair Market Value of, and the aggregate Exercise Price for, those vested Option Shares which have not been exercised as of the effective date of such transaction. Such payment may be made in shares of Common Stock or in cash or in any combination thereof.

(d) The existence of the Plan and this Award shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Common Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

6. Special Limitations on Exercise. Any exercise of the Option is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by the Option upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the delivery of shares thereunder, the delivery of any or all shares pursuant to the Option may be withheld unless and until such listing, registration or qualification shall have been effected. The Optionee shall deliver to the Company, prior to the exercise of the Option, such information, representations and warranties as the Company may reasonably request in order for the Company to be able to satisfy itself that the Option Shares being acquired in accordance with the terms of an applicable exemption from the securities registration requirements of applicable federal and state securities laws.

7. Legend on Stock Certificates. The Company may endorse any legends on certificates evidencing Option Shares that it deems necessary and advisable or as may be required to reflect any restrictions provided for herein or otherwise required by applicable federal or state securities laws.

8. Governing Laws. This Award shall be construed, administered and enforced according to the laws of Delaware; provided, however, no option may be exercised except, in the reasonable judgment of the Board of Directors, in compliance with exemptions under applicable state securities laws of the state in which the Optionee resides, and/or any other applicable securities laws.

9. Successors. This Award shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and permitted assigns of the parties.

10. Notice. Except as otherwise specified herein, all notices and other communications under this Award shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of the recipient. Any party may designate any other address to which notices shall be sent by giving notice of the address to the other parties in the same manner as provided herein.

11. Severability. In the event that any one or more of the provisions or portion thereof contained in this Award shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Award, and this Award shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

12. Certain Breaches of Employment Agreement. Notwithstanding anything to the contrary herein, if, at any time, the Company determines that the Optionee has breached any of the terms, provisions and restrictions imposed upon the Optionee under any employment agreement between the Company and Optionee, or any provision thereof, then in effect (the “Employment Agreement”), all of the Option Shares shall be forfeited. Such forfeiture shall occur without limiting the Company’s other rights and remedies available under the Employment Agreement.

13. Entire Agreement. Subject to the terms and conditions of the Plan, this Award expresses the entire understanding and agreement of the parties.

14. Violation. Any transfer, pledge, sale, assignment, or hypothecation of the Option or any portion thereof shall be a violation of the terms of this Award and shall be void and without effect.

15. Headings. Paragraph headings used herein are for convenience of reference only and shall not be considered in construing this Award.

16. Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Award, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

17. No Right to Continued Employment. Neither the establishment of the Plan nor the award of Option Shares hereunder shall be construed as giving the Optionee the right to continued employment.

18. Defined Terms. Any capitalized terms herein not otherwise defined shall have the meanings set forth for such terms in the Plan.